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                                                                   Exhibit 23.02



                        Sorling, Northrup, Hanna, Cullen
                               and Cochran, Ltd.
                                Attorneys at Law
                              Suite Eight Hundred
                               Illinois Building
                             607 East Adams Street
                              Post Office Box 5131
                          Springfield, Illinois 62705
                                 Area Code 217
                               Telephone 544-1144



Central Illinois Public Service Company
607 East Adams Street
Springfield, Illinois  62379


Re:     Securities and Exchange Commission
        Form S-3 Registration Statement


        We have prepared or reviewed the statements as to matter of law or legal conclusions relating to Central Illinois Public Service Company's First Mortgage Bonds expressed under "Description of Debt Securities -- Security" in the Prospectus which is part of the accompanying Registration Statement. We are of the opinion that all such statements as to such matters are correct and we hereby consent to the making of such statements and to the use of our name in connection therewith.


                                            SORLING, NORTHRUP, HANNA, CULLEN AND
                                            COCHRAN, LTD.



                                            By:  C. Clark Germann
                                                ---------------------
Springfield, Illinois

Date:  October 18, 1994